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                                                                   EXHIBIT 10.10

                              FIRST AMENDMENT TO
                             EMPLOYMENT AGREEMENT
                             --------------------


          This First Amendment to Employment Agreement is made and entered into this 28th day of April, 1995, by and between HAROLD'S STORES, INC. ("Harold's") and REBECCA POWELL CASEY ("Casey"),

          W I T N E S S E T H:

          For and in consideration of the mutual covenants hereinafter contained, the parties agree as follows:

          1.   Recitations.  On or about January 31, 1993, the parties entered
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into an Employment Agreement, a true and correct copy of which is attached hereto marked Exhibit A and made a part hereof by this reference. The parties have agreed to amend the terms of the Employment Agreement effective January 31, 1995, as hereinafter set forth.

          2.   Amendment.  Section 2.01(a) of the Employment Agreement is hereby
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deleted and there is inserted in its stead the following:

                    "2.01(a) Base Salary. Commencing January 31, 1995, Casey
                             -----------
     shall receive a base salary of Two Hundred Twenty Thousand Dollars ($220,000.00) per year which shall be paid to her bi-weekly."

          3.   Other Provisions.  All other provisions of the Employment
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Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written to be effective January 31, 1995.

                                       HAROLD'S STORES, INC.


                                       By:     /s/ Rebecca Powell Casey
                                               ------------------------
                                       Title:  Chief Executive Officer



                                       /s/ Rebecca Powell Casey
                                       ------------------------
                                       REBECCA POWELL CASEY
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                             REBECCA POWELL CASEY
                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS AGREEMENT, made and effective as of the 31st day of January, 1993, between HAROLD'S STORES, INC. ("Harold's"), and REBECCA POWELL CASEY ("Casey").

          WHEREAS, Harold's desires to secure the services of Casey, and Casey desires to accept such employment.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, Harold's and Casey agree as follows:

          1.01 Employment of Casey.  Casey will render full time professional
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services to Harold's in the capacity of Chief Executive Officer of Harold's and such other affiliates and subsidiaries as may be designated by the Board of Directors of Harold's from time to time. She will at all times, faithfully, industriously and to the best of her ability, perform all duties that may be required of her and as set forth in the Bylaws of Harold's by virtue of her position as Chief Executive Officer to the reasonable satisfaction of the Board of Directors of Harold's. Her duties shall specifically include product and development supervision, marketing and merchandising, attendance at meetings of the Board and the making of reports to the Board. Casey is hereby vested with authority to act on behalf of the Board in keeping with policies adopted by the Board, as amended from time to time. In addition, she shall perform in the same manner any special duties assigned or delegated to her by the Board.

          2.01 Compensation.  In consideration for the services which Casey
               ------------
performs as Chief Executive Officer, Harold's agrees to pay her as follows:

                    2.01(a)  Base Salary.  Casey shall receive a base salary of
                             -----------
          One Hundred Eighty Thousand Dollars ($180,000.00) per year, which shall be paid to her bi-weekly.

                    2.02(b)  Cash Bonus.  Annually, Casey shall be entitled to a
                             ----------
          cash bonus computed in accordance with the following three (3) step formula:

                    First, add stockholders' equity to long-term debt, and multiply by one percent (1%) to arrive at "X"

                    Second, subtract "X" from net earnings before taxes, and multiply the difference by ten percent (10%) to arrive at the Bonus Pool.
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                    Third, the Board of Directors shall allocate the Bonus Pool into three (3) separate pools for (i) the executive officers, i.e., Chairman of the Board, Chief Executive Officer, and President; (ii) the vice presidents; and (iii) the managers. The amount allocated among these groups may vary from year to year in the discretion of the Board. For the previous year, the allocation was thirty percent (30%) to the executive officers, twenty- four percent (24%) to the vice presidents, and forty-six percent (46%) to the managers. The Board of Directors shall allocate the executive officers' portion of the Bonus Pool among the three executive officer positions, based upon seventy percent (70%) for profitability and thirty percent (30%) for achievement of the annual goals established each year by management and approved by the Board (at its first meeting during the fiscal year). The Board's decision in this regard shall be final.

                    2.02(c)  Stock Bonuses.  Casey shall be entitled to
                             -------------
          participate in any stock bonus program adopted by the Board of Directors for the benefit of the executive officers, upon such terms as shall be established by the Board of Directors.

          3.01 Fringe Benefits.  Except as specified below to indicate
               ---------------
minimums, Casey shall receive such fringe benefits, including life, health, dental, disability and other forms of insurance, sick leave, vacation, automobile, professional duties, community, civic and country club memberships as other executive officers of Harold's receive from time to time.

                    3.01(a)  Vacation.  Casey shall be entitled to three (3)
                             --------
          weeks of compensated vacation time annually. Unused vacation time may not be accumulated.

                    3.01(b)  Meetings.  Casey will be permitted to be absent
                             --------
          from Harold's during working days to attend meetings and to attend to such outside professional duties in the retailing field as she deems appropriate. Attendance at such meetings and accomplishment of such duties shall be fully compensated service time and shall not be considered vacation time. Harold's shall reimburse Casey for all expenses incurred by her incident to attendance at such meetings, and such entertainment incurred by Casey in furtherance of the interests of Harold's; provided, however, that such reimbursement shall be approved by the Board.

                    3.01(c)  Dues and Fees.  Harold's agrees to pay dues and
                             -------------
          fees to professional associations and societies and to such community organizations, civic clubs, country clubs, service organizations and other organizations of which Casey is, or becomes, a member.

                    3.01(d)  Insurance and Automobile.  Harold's also agrees to:
                             ------------------------

                                      -2-
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                 (i)     Insure Casey under its general liability insurance
                         policy for all acts done by her in good faith as Chief Executive Officer throughout the term of this contract;

           (ii) Provide, throughout the term of this contract, a group life insurance policy, payable to the beneficiary of her choice;

          (iii) Provide disability insurance for Casey, payable to the beneficiary of her choice;

           (iv) Provide comprehensive health, major medical and dental insurance for Casey and her family; and

                 (v) Continue furnishing for Casey, for the first three (3) years of the term of this Agreement, the vehicle which Harold's currently furnishes to her, and pay or reimburse her for expenses of its operation, including, but not limited to, insurance. After three (3) years, Casey shall be entitled to a new vehicle, in accordance with the Board of Directors' guidelines governing the purchase of vehicles for officers which are in effect at that time.

          4.01 Duration.  The Agreement shall extend from the date first above
               --------
written until January 31, 1998, unless mutually extended by Casey and Harold's.

          4.02 Termination.  This Agreement shall terminate upon the death of
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Casey, and may be terminated by either party upon the showing of "good cause."
In the event there is a dispute as to the existence of good cause, the dispute shall be referred to arbitration in accordance with the rules of the American Arbitration Association. The cost of arbitration shall be divided equally between the parties.

          5.01 Entire Agreement.  This contract constitutes the entire
               ----------------
agreement between the parties, and contains all the agreements between them with respect to the subject matter hereof. It also supersedes any and all other agreements or contracts, either oral or written, between the parties with respect to the subject matter hereof.

          5.02 Amendment.  Except as otherwise specifically provided, the terms
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and conditions of this contract may be amended at any time by mutual agreement of the parties, provided that before any amendment shall be valid or effective, it shall have been reduced to writing and signed by the Chairman of the Board and Casey.

          5.03 Separability.  The invalidity or unenforceability of any
               ------------
particular provision of this contract shall not affect its other provisions, and this contract shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

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

          5.04 Successors.  This Agreement shall be binding upon and inure to
               ----------
the benefit of Harold's, its successors and assigns, and shall be binding upon Casey, her administrators, executors, legatees, heirs and assigns.

          5.05 Applicable Law.  This Agreement shall be construed and enforced
               --------------
under and in accordance with the laws of the State of Oklahoma, without giving effect to its conflicts of law provisions.

        THIS CONTRACT SIGNED this 3rd day of April, 1993.

                                          HAROLD'S STORES, INC.


                                          By: /s/ Harold G. Powell
                                              --------------------
                                              Chairman of the Board

Witness: /s/ LeVan Archer
         ----------------



                                          /s/ Rebecca Powell Casey
                                          ------------------------
                                          REBECCA POWELL CASEY

Witness: /s/ Wendy W. Hawkins
         --------------------

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